                                                                    EXHIBIT 10.1


                        COMMON STOCK PURCHASE AGREEMENT


                                BY AND BETWEEN


                             AETHER SYSTEMS, INC.


                                      AND


                           DATA CRITICAL CORPORATION


                           Dated as of June 2, 2000

                        COMMON STOCK PURCHASE AGREEMENT
                        -------------------------------


          This COMMON STOCK PURCHASE AGREEMENT, dated as of June 2, 2000 (this "Agreement"), is entered into by and between Aether Systems, Inc., a Delaware
----------
corporation (the "Purchaser"), and Data Critical Corporation, a Delaware
                  ---------
corporation (the "Company").
                  -------

                                   RECITALS

          A. Purchaser desires to purchase, and the Company desires to issue and sell, shares of common stock, $0.001 par value per share, of the Company (the "Common Stock"), upon the terms and subject to the conditions set forth in
      ------------
this Agreement.

          B. As provided herein, it is contemplated that Purchaser and the Company will enter into an option agreement at the Closing, pursuant to which the Company will grant to the Purchaser an option to purchase Option Shares (certain defined terms used herein shall have the meaning given to them in Section 7.12).

          NOW, THEREFORE, in consideration of the foregoing and of the covenants, agreements, representations and warranties hereinafter contained, the Purchaser and the Company hereby agree as follows:

                                   ARTICLE I

                ISSUANCE AND SALE OF COMMON STOCK; THE CLOSING
                ----------------------------------------------

          1.1 Issuance and Sale of Common Stock.  Upon the terms and subject to
              ---------------------------------
the conditions set forth in this Agreement, the Purchaser agrees to purchase 1,230,770 shares of Common Stock (the "Shares"), which represents the quotient
                                       ------
of $10 million (the "Purchase Price") divided by the per Share closing price of
                     --------------
the Company's Common Stock immediately prior to the execution of this Agreement. The per Share closing price is the last reported sale price of the Common Stock during regular trading hours on the date hereof if this Agreement shall be executed subsequent to the close of trading on the Nasdaq National Market System ("Nasdaq") on the date hereof, or, if this Agreement shall be executed prior to
  ------
the opening of trading on Nasdaq on the date hereof or if such date is not a trading day, the last reported sale price of the Common Stock during regular trading hours on the Nasdaq National Market System on the last trading day immediately preceding the execution of this Agreement.

          1.2 The Closing.  Subject to the satisfaction or waiver of the
              -----------
conditions set forth in Article IV, unless the parties otherwise agree, the closing of the sale and purchase of the Shares (the "Closing") shall occur at
                                                     -------
the offices of Jones, Day, Reavis & Pogue, 901 Lakeside Avenue, Cleveland, Ohio 44114, at 8:00 a.m., Eastern daylight time, on June 5, 2000, or at such other time or on such other date as the parties may agree to in writing. The "Closing
                                                                         -------
Date" shall be the date the Closing occurs.
----

          1.3 Transactions at and after the Closing.  At the Closing, subject
              -------------------------------------
to the terms and conditions of this Agreement:

          (a) the Company shall deliver to the Purchaser, free and clear of any Lien (as defined herein), a certificate registered in the Purchaser's name and representing the Shares;

          (b) the Purchaser will pay to the Company, by wire transfer of immediately available funds to an account specified by the Company, the Purchase Price; and

          (c)  the Purchaser and the Company shall execute and deliver:

               (i)    the Registration Rights Agreement in the form set forth in

     Exhibit A hereto (the "Registration Rights Agreement");
     ---------              -----------------------------

               (ii)   the Option Agreement in the form set forth in Exhibit B
                                                                   ---------
     hereto (the "Option Agreement");
                  ----------------

               (iii)  the AIM License substantially in the form set forth in

     Exhibit C hereto (the "AIM License");
     ---------              -----------

               (iv) the Amendment No. 1 to Confidentiality Agreement substantially in the form set forth in Exhibit D hereto, (the "Amendment,"
                                            ---------               ---------
     and together with the Confidentiality Agreement, dated as of May 1, 2000 by and between the Purchaser and the Company, the "Confidentiality
                                                     ---------------
     Agreement");

               (v) the Omnibus Consent and Amendment to Registration Rights Agreement substantially in the form set forth in Exhibit E hereto (the
                                                      ---------
     "Consent"); provided that the Purchaser shall have no obligation to execute
     --------    --------
     and deliver the Consent unless the Company and Demand Holders (as defined in the Consent) holding at least two-thirds of the outstanding shares of Restricted Stock (as defined in the Consent) have executed and delivered the Consent; and

               (vi) the Marketing and Technology Development Agreement substantially in the form set forth in Exhibit F hereto (the "Development
                                            ---------              -----------
     Agreement" and, together with the Registration Rights Agreement, the Option
     ---------
     Agreement, the AIM License, the Confidentiality Agreement, and the Consent, the "Other Transaction Documents").
          ---------------------------

                                  ARTICLE II

                         REPRESENTATION AND WARRANTIES
                         -----------------------------

          2.1  Representations and Warranties of Purchaser.  The Purchaser
               -------------------------------------------
represents and warrants to the Company, as of the date hereof and as of the Closing Date, and, with respect to Section 2.1.4, Section 2.1.5, Section 216,
Section 217, Section 2.1.8 and Section 2.1.9, as of the date of any exercise and closing under the Option Agreement (unless another date or period of time is specifically stated herein for a representation or warranty), as follows:

               2.1.1 Corporate Organization.  The Purchaser is a corporation
                     ----------------------
duly organized, validly existing and in good standing under the laws of the State of Delaware. The Purchaser has all requisite corporate power and authority to enter into this Agreement and the Other Transaction Documents.

          2.1.2  Authorization and Validity of Agreements.   The Purchaser has
                 ----------------------------------------
all requisite corporate power and authority to enter into this Agreement and the Other Transaction Documents and perform its obligations hereunder and thereunder. The execution, delivery and performance by the Purchaser of this Agreement, the Other Transaction Documents and any other certificates, documents and instruments contemplated hereby or thereby or referred to herein or therein, and the consummation by it of the transactions contemplated hereby and thereby have been, or as of the Closing Date will have been, duly authorized by all necessary corporate action of the Purchaser. The purchase of the Shares as contemplated herein has been approved by the Board of Directors of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser and, assuming the due authorization, execution and delivery hereof by the Company, is a legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as limited by (i) bankruptcy,
                                                               -
insolvency, reorganization, moratorium, fraudulent conveyance, or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii)
                                                                             --
general principles of equity.

          2.1.3  No Conflicts.  The execution, delivery and performance by the
                 ------------
Purchaser of this Agreement and the Other Transaction Documents, and the consummation by the Purchaser of the transactions contemplated hereby and thereby, will not:

          (a) conflict with, violate or result in a breach or violation of the certificate of incorporation or bylaws of the Purchaser;

          (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default or give rise to any right to termination, cancellation, or acceleration under, or result in the creation or imposition of any charge, claim, judgment, lease, liability, mortgage, lien, pledge, restriction, preemptive right, security interest, tax lien, or encumbrance (each, a "Lien") on or against any of the assets or properties of
                      ----
the Purchaser pursuant to any of the terms or conditions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation (the

"Contracts") to which the Purchaser is a party or by which the Purchaser or any
----------
of its properties or assets may be bound, except as has not had or would not have a Material Adverse Effect, or require any third party consent, waiver or approval in order that any Contracts remain in effect without material modification after the Closing Date, except for such consent, waiver or approval as has not had or would not have a Material Adverse Effect;

          (c) violate any statute, law, rule, regulation, writ, injunction, decree, or order (including any award, decision, judgment, injunction, ruling, subpoena, or verdict entered, issued, made or tendered by any Governmental Authority ("Applicable Law") binding on or affecting the Purchaser or any of its
            --------------
assets or properties, except for such violation as has not had and would not have a Material Adverse Effect.

          2.1.4  Purchase Entirely for Own Account.  The Shares or the Option
                 ---------------------------------
Shares, as the case may be, to be acquired by the Purchaser will be acquired for investment for the Purchaser's own account (or for accounts over which it exercises investment authority), not as a nominee or agent, and not with a view to or for sale or distribution of any part thereof in violation of any securities laws, and the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. The Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Shares or the Option Shares. The Purchaser has not been formed for the specific purpose of acquiring the Shares or the Option Shares.

          2.1.5  Government Approvals.  Except for applicable filings, if any,
                 --------------------
required by applicable federal and state securities laws, in each case, which shall be made (or are not required to be made) on or prior to the Closing Date, no consent, authorization or order of, or filing or registration with, any Governmental Authority (a "Governmental Approval") or other Person is required
                           ---------------------
to be obtained or made by the Purchaser for the execution, delivery and performance of this Agreement or the Other Transaction Documents, except where the failure to obtain such consents, authorizations or orders, or make such filings or registrations, would not reasonably be expected to prevent or impair the ability of the Company to consummate the transactions contemplated hereby or thereby.

          2.1.6  Company Information.  The Purchaser represents and warrants
                 -------------------
that (i) it has received the Company's forms, reports and other documents filed
      -
by the Company (the "SEC Filings") since November 8, 1999 under the Securities
                     -----------
Exchange Act of 1934, as amended (including the rules and regulations thereunder, the "Exchange Act") or the Securities Act of 1933, as amended
                 ------------
(including the rules and regulations thereunder, the "Securities Act"), and has
                                                      --------------
reviewed the SEC Filings and all of the other materials furnished to it in connection with the transactions contemplated hereby, (ii) it has been granted
                                                       --
the opportunity to ask questions of, and receive answers from, representatives of the Company concerning the terms and conditions of the purchase of the Shares and the Option Shares and to obtain any additional information that it deems necessary to verify the accuracy of the information contained in such materials and (iii) it has received all such other information as the Purchaser considered
     ---
necessary or desirable to make an informed decision to invest in the Shares.

          2.1.7  Restricted Securities.  The Purchaser understands that the
                 ---------------------
Shares and the Option Shares have not been registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser's representations as expressed herein. The Purchaser understands that the Shares and the Option Shares, when issued or granted, as applicable, are "restricted securities" under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold such Shares indefinitely unless they are registered with the Securities and Exchange Commission (the "SEC") and qualified
                                                             ---
by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Shares or the Option Shares for resale except as set forth in the Registration Rights Agreement. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares or Option Shares, and on requirements relating to the Company which are outside of the

Purchaser's control, and which (except as provided in the Registration Rights Agreement) the Company is under no obligation and may not be able to satisfy.

          2.1.8 Legends.  The Purchaser understands that the certificates
                ------
representing the Shares and the Option Shares, when issued or granted, as applicable, may bear one or all of the following legends:

          (a) "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS (i) (A) SUCH DISPOSITION IS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (B) SUCH DISPOSITION IS EXEMPT FROM THE PROVISIONS OF
                 SECTION 5 OF SUCH ACT OR (C) A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION, REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY, SHALL HAVE BEEN OBTAINED WITH RESPECT TO SUCH DISPOSITION AND (ii) SUCH DISPOSITION IS PURSUANT TO REGISTRATION UNDER ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM."

          (b) Any legend required by the securities or "blue sky" laws of any state to the extent such laws are applicable to the Shares and the Option Shares, when issued, represented by the certificate so legended.

          2.1.9  Accredited Investor.  The Purchaser is (i) an "accredited
                 -------------------                     -
investor" as defined in Rule 501(a) under the Securities Act or (ii) is a
                                                                 --
sophisticated investor, experienced in investing in securities of emerging growth companies and acknowledges that the Purchaser is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial and business matters that it is capable of evaluating (either alone or together with its representatives) the merits and risks of the investment in the Shares and, if exercised, the Option Shares.

          2.1.10 Brokers.  No broker, finder, agent or similar intermediary has
                 -------
acted on behalf of the Purchaser in connection with this Agreement or the transactions contemplated hereby, and there are no brokerage commissions, finder's fees or similar fees or commissions payable by the Purchaser in connection with this Agreement or the transactions contemplated hereby.

          2.1.11 HSR Act Filings.  To the Purchaser's knowledge, no filings are
                 ---------------
required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") in connection with the Closing under this Agreement.

          2.1.12 Litigation.  There is no claim, action, suit, proceeding or
                 ----------
investigation, including, without limitation, those of any federal agency, pending or, to the Purchaser's knowledge, threatened against or affecting the Purchaser, its properties, assets or business, that questions the validity of this Agreement or the Other Transaction Documents or the right of the Purchaser to enter into this Agreement or the Other Transaction Documents, or to consummate the transactions contemplated hereby or thereby, or that could reasonably be expected to alter or delay the transactions contemplated hereby or thereby.

     2.2  Representations and Warranties of the Company.  The Company represents
          ---------------------------------------------
and warrants to the Purchaser, as of the date hereof and as of the Closing Date (unless another date or period of time is specifically stated herein for a representation or warranty), as follows:

          2.2.1  Corporate Organization.  The Company and its subsidiaries are
                 ----------------------
corporations duly organized, validly existing and in good standing under the laws of their respective jurisdiction of incorporation. Each of the Company and its subsidiaries has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as it is currently being conducted. Each of the Company and its subsidiaries is licensed or qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of its respective business makes such qualification or licensing necessary, except for such jurisdictions in which the failure to be so qualified or licensed has not had and would not have a Material Adverse Effect. The Company has delivered to the Purchaser or its agents complete and correct copies of the certificates of incorporation and bylaws of each of the Company and its subsidiaries as in effect on the date hereof.

          2.2.2  Authorization and Validity of Agreements.  The Company has all
                 ----------------------------------------
requisite corporate power and authority to enter into this Agreement and the Other Transaction Documents and perform its obligations hereunder and thereunder. The execution, delivery and performance by the Company of this Agreement, the Other Transaction Documents and any other certificates, documents and instruments contemplated hereby or thereby or referred to herein or therein, and the consummation by it of the transactions contemplated hereby and thereby have been, or as of the Closing Date will have been, duly authorized by all necessary corporate action of the Company. The sale of the Shares and the grant of the Option Shares as contemplated herein and in the Option Agreement has been approved by the Board of Directors of the Company (the "Board of Directors").
                                                        ------------------
This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution, and delivery hereof by the Purchaser, is a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as limited by (i) bankruptcy, insolvency,
                                                 -
reorganization, moratorium, fraudulent conveyance, or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general
                                                                 --
principles of equity.

          2.2.3  No Conflicts.  Except as set forth on Schedule 2.2.3, the
                 ------------                          --------------
execution, delivery and performance by the Company of this Agreement and the Other Transaction Documents, and the consummation by the Company of the transactions contemplated hereby and thereby, will not:

               (a) conflict with, violate or result in a breach or violation of the certificate of incorporation or bylaws of the Company;

               (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default or give rise to any right to termination, cancellation, or acceleration under, or result in the creation or imposition of any Lien on or against any of the assets or properties of the Company pursuant to any of the terms or conditions of any Contracts to which the Company is a party or by which the Company or any of its properties or assets may be bound, except as has not had or would not have a Material Adverse Effect, or require any third party consent, waiver or approval in order that any Contracts remain in effect without material modification after the Closing Date, except for such consent, waiver or approval as has not had or would not have a Material Adverse Effect; or

               (c) violate any Applicable Law binding on or affecting the Company or any of its assets or properties, except for such violation as has not had or would not have a Material Adverse Effect.

     2.2.4     Capital Stock of the Company.  The authorized capital stock of
               ----------------------------
the Company consists solely of 25,000,000 shares of Common Stock and 3,000,000 shares of preferred stock ("Preferred Stock"). As of June 1, 2000, 10,970,465 shares of Common Stock were issued and outstanding and no shares of Preferred Stock were issued and outstanding. All of the issued and outstanding shares of capital stock of the Company have been duly authorized, validly issued and are fully paid and nonassessable. Except as set forth in Schedule 2.2.4, there are
                                                      --------------
(i) no preemptive or similar rights on the part of any holders of any class of
 -
securities of the Company or its subsidiaries, (ii) no outstanding
                                                --
subscriptions, options, warrants or other rights, agreements, commitments, arrangements or understandings of any kind (contingent or otherwise) obligating the Company to issue or sell, or cause to be issued or sold any shares of capital stock of any class of the Company (or any securities convertible into or exchangeable or exercisable for any such shares of capital stock), and no authorization has been given in respect thereof, (iii) no restrictions upon, or
                                                  ---
agreements or understandings of the Company or any subsidiary, or understandings of any other Person, with respect to, the voting or transfer of any shares of capital stock of the Company or any subsidiary and (iv) no outstanding
                                                    --
contractual obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its subsidiaries. The Company is the sole beneficial owner of all the issued and outstanding capital stock of its subsidiaries. Immediately following the Closing, the issued and outstanding capital stock of the Company will be as set forth in Schedule 2.2.4
         --------------

     2.2.5     Financial Statements and Reports.  Since November 9, 1999, the
               --------------------------------
Company has filed all filings required to be filed by it under the Securities Act or the Exchange Act. The SEC Filings were prepared and filed in accordance with the rules and regulations of the SEC. As of their respective dates, except to the extent that information contained in any SEC Filing has been revised or superseded by a later filed SEC Filing, the SEC Filings did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company (including any related notes or schedules) included in the SEC Filings were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis (except as
                                 ----
otherwise noted in such financial statements) and present fairly in all material respects the consolidated financial condition, results of operations and cash flows of the Company as of the dates thereof and for the periods indicated, subject, in the case of interim financial statements, to normal year end audit adjustments. Except (i) as set forth in the SEC Filings, (ii) as set forth on
                     -                                    --
Schedule 2.2.5 or (iii) as incurred after the date of the most recently filed
--------------
Quarterly Report on Form 10-Q filed by the Company, in the ordinary course of business of the Company consistent with prior practice and not prohibited by this Agreement, the Company has not, as of the date hereof, incurred any liabilities or obligations of any nature whatsoever (whether accrued, absolute, contingent, or otherwise and whether due or to become due) in excess of $100,000.

          2.2.6  Litigation.  Schedule 2.2.6 sets forth each claim, action,
                 ----------   --------------
suit, proceeding or investigation pending or, to the Company's knowledge, threatened against the Company or any of its subsidiaries and each outstanding order, writ, injunction or decree to or by which the Company or any of its subsidiaries is subject or any of their assets or properties is bound. There is no claim, action, suit, proceeding or investigation, including, without limitation, those of any federal agency, pending or, to the Company's knowledge, threatened against or affecting the Company, its properties, assets or business, that questions the validity of this Agreement or the Other Transaction Documents or the right of the Company to enter into this Agreement or the Other Transaction Documents, or to consummate the transactions contemplated hereby or thereby, or that could reasonably be expected to alter or delay the transactions contemplated hereby or thereby.

          2.2.7  Government Approvals.  Except for immaterial Governmental
                 --------------------
Approvals, all Governmental Approvals necessary for the conduct of the Company's business and operations have been duly obtained and are in full force and effect. There are no proceedings pending or, to the knowledge of the Company, threatened that would result in the revocation, cancellation or suspension, or any adverse modification, of any such Governmental Approval. Except for (i)
                                                                          -
applicable filings, if any, required by applicable federal and state securities laws, which shall be made (or are not required to be made) on or prior to the Closing Date and (ii) as set forth on Schedule 2.2.7, no Governmental Approval
                  --                  --------------
or consent, authorization or order of, or filing or registration with any other Person is required to be obtained or made by the Company for the execution, delivery and performance of this Agreement or the Other Transaction Documents, except where the failure to obtain such consents, authorizations or orders, or make such filings or registrations, would not reasonably be expected to prevent or impair the ability of the Company to consummate the transactions contemplated hereby or thereby.

          2.2.8  Compliance with Laws.  Neither the Company nor any of its
                 --------------------
subsidiaries or any affiliated Person of such Person is in violation of or default under (i) any Applicable Law applicable to it or any of its properties
               -
or business, (ii) any provision of its certificate of incorporation, bylaws or
              --
other organizational documents, or (iii) any Contract, except for any such
                                    ---
violations of and defaults under any such Applicable Law or Contract that, individually and in the aggregate, have not had and would not have a Material Adverse Effect. Without limiting the foregoing, each of the Company and its subsidiaries has been in compliance with, and neither the Company nor any of its subsidiaries has received notice of any violation of or default under, all laws, regulations, ordinances and rules (including those of any non-governmental self-regulatory agencies) applicable to it or its operations that has not been cured or waived, except for such non-compliance, notice or default as has not had or would not have a Material Adverse Effect.

          2.2.9  Validity of Securities.  At the Closing, the Shares to be
                 ----------------------
issued to the Purchaser will be duly authorized, and upon payment therefor by the Purchaser, validly issued, fully paid and nonassessable, and the Purchaser will acquire good and valid title to the Shares, free and clear of all Liens.
At any closing under the Option Agreement, the Option Shares issued to the holder thereunder will be duly authorized, and upon payment therefor by such holder, validly issued, fully paid and nonassessable, and such holder will acquire good and valid title to the Option Shares, free and clear of all Liens. Assuming the accuracy of the representations and warranties of the Purchaser set forth in Section 214, Section 2.1.6, Section 2.1.7, Section 2.1.8 and Section 2.1.9, the issuance and sale of the Shares pursuant to this Agreement and the Option Shares pursuant to the Option Agreement will be exempt from registration under the Securities Act and will not otherwise violate Applicable Law.

          2.2.10 Absence of Material Adverse Effect.  Since the date of the most
                 ----------------------------------
recent financial statements contained in the SEC Filings, there has not been a Material Adverse Effect.

          2.2.11 Disclosure.  No representation or warranty by the Company
                 ----------
contained in this Agreement, and no statement contained in any document, certificate or schedule delivered by or on behalf of the Company pursuant to this Agreement or in connection with the consummation of the transactions contemplated hereby, including the Other Transaction Documents, contains or will contain any untrue statement of a material fact, or omits or, when executed and delivered, will omit to state any material fact necessary, in light of the circumstances under which it is or will be made, in order to make the statements herein or therein not misleading.

          2.2.12 Permit and Licenses.  The Company and its subsidiaries have
                 -------------------
obtained all permits, licenses, franchises and authorizations required by Governmental Authorities for the Company and its subsidiaries to own their respective assets and properties and conduct their respective businesses as currently conducted, except for those of which the failure to obtain would not have a Material Adverse Effect with respect to the Company or its ability to perform under this Agreement or the Other Transaction Documents.

          2.2.13 Intellectual Property, etc.  The Company owns, or will own,
                 --------------------------
or is or will be licensed or otherwise has or will have, as applicable, the right to use all software, inventions, patents, patent applications, trademarks, mask works, service marks and copyrights ("Intellectual Property") used in or
                                           ---------------------
necessary for the Company's business, as presently conducted at the time of the Closing, and as proposed to be conducted under the Development Agreement, except for such Intellectual Property as may be (a) developed jointly pursuant to the Development Agreement or (b) owned or licensed by the Purchaser and used in or necessary for the Company's business. The Company's ownership and/or use of Intellectual Property in its business, as presently conducted, does not conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or result in any loss of a material benefit under or the creation of any Lien in or upon any of the properties or assets of the Company under, any contract between the Company and any Person or, to the Company's knowledge, any other intellectual property rights of any other Person, except for any such conflict, violation, default, right of termination, cancellation, acceleration, loss of material benefit or creation of any Lien which would not have a Material Adverse Effect with respect to the Company. Except as set forth on Schedule 2.2.13, the
                                                           ---------------
Company has not received any communications alleging that the Company has violated or, by conducting its business, would, to the Company's knowledge, infringe upon the intellectual property rights of any other Person. Except as set forth on Schedule 2.2.13, the Company is not aware of any potential
             ---------------
infringements or misappropriation by others of any of its Intellectual Property.

          2.2.14 Brokers.  No broker, finder, agent or similar intermediary has
                 -------
acted on behalf of the Company in connection with this Agreement or the transactions contemplated hereby, and there are no brokerage commissions, finder's fees or similar fees or commissions payable by the Company in connection with this Agreement or the transactions contemplated hereby.

          2.2.15 HSR Act Filings.  To the Company's knowledge, no filings are
                 ---------------
required by the HSR Act in connection with the Closing under this Agreement.


                                  ARTICLE III

                                   COVENANTS
                                   ---------

     3.1  Listing of Additional Shares.  The Company will file with the Nasdaq
          ----------------------------
National Market a Notification Form for Listing of Additional Shares for an amount of shares of Common Stock equal to at least the amount of the Shares and the amount of Shares subject to the Option Agreement.

     3.2  Operation of Business.  From the date hereof until the Closing Date,
          ---------------------
 except as set forth in Schedule 3.2, the Company shall, and shall cause
                        ------------
each of its subsidiaries to;

          (a) operate its business in all material respects in the ordinary course and in compliance with Applicable Laws applicable to it or any of its assets or properties;

          (b) except as contemplated by Section 3.4, not adopt any amendment to its certificate of incorporation or bylaws;

          (c) not split, combine or reclassify any shares of the Company's capital stock;

          (d) not declare or pay any dividend or distribution (whether in cash, stock or property) in respect of its capital stock or increase the number of shares subject to the Company's 1999 Stock Option Plan or 1999 Director's Stock Option Plan;

          (e) not make any payment or distribution on account of, or set apart assets for a sinking or analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of the Company's capital stock or warrants to acquire shares of the Company's capital stock, whether now or hereafter outstanding, or make any other distribution in respect thereof;

          (f) not take any action, or knowingly omit to take any action, that would, or that would reasonably be expected to, result in (i) any of the
                                                           -
representations and warranties of the Company set forth in Article II becoming untrue or (ii) any of the conditions or the obligations set forth in Section 4.1
           --
and Section 4.3 not being satisfied; and

          (g) enter into any agreement or commitment to do any of the foregoing subsections (a) through (f).

     3.3  Access to Books and Records.  The Company shall afford to the
          ---------------------------
Purchaser and the Purchaser's accountants, counsel and representatives full access during normal business hours throughout the period prior to the Closing Date (or the earlier termination of this Agreement pursuant to Section 6.1) to all its properties, books, contracts, commitments and records (including, but not limited to, tax returns) and, during such period, shall, upon request, furnish promptly to the Purchaser (i) a copy of each report, schedule and other
                                   -
document filed or received by any of them pursuant to the requirements of federal or state securities laws and (ii) all other information concerning its
                                      --
business, properties and personnel as the Purchaser may reasonably request, provided, however, that the Company shall have no obligation to afford to the
--------  -------
Purchaser or the Purchaser's accountants, counsel or representatives access to any material, non-public information in violation of any securities law, and provided, further, that no investigation or receipt of information pursuant to
--------  -------
this Section 3.3 shall affect any representation or warranty of the Company or the conditions to the obligations of the Purchaser.

     3.4  Agreement to Take Necessary and Desirable Actions.  The Company and
          -------------------------------------------------
Purchaser shall (i) subject to the satisfaction of the conditions set forth in
                 -
Section 4.1, Section 4.2 and Section 4.3, execute and deliver the Other Transaction Documents and such other documents, certificates, agreements and other writings and (ii) take such other actions, in each case, as may be
                    --
necessary or reasonably requested by the other party in order to consummate or implement the transactions contemplated by this Agreement and the Other Transaction Documents, including, but not limited to, in the case of the Company, (x) amending its certificate of incorporation and bylaws, if necessary, to accommodate the issuance and delivery of the Shares in accordance with the terms of this Agreement and the Option Shares in accordance with the terms of the Option Agreement and (y) causing Demand Holders holding at least two-thirds of the outstanding shares of Restricted Stock to execute and deliver the Consent.

     3.5  Compliance with Conditions; Reasonable Best Efforts.  Each of the
          ---------------------------------------------------
Company and the Purchaser shall use its best efforts to cause all conditions precedent to its own obligations to be satisfied. Upon the terms and subject to the conditions of this Agreement, the Company and Purchaser will use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable consistent with Applicable Law to consummate the transactions contemplated herein except that, except to the extent provided in Section 7.2, the Company shall not be obligated to pay any monies, to incur any obligations or to transfer or dispose of any properties or rights to effect the transactions contemplated hereby.

     3.6  Legends.  After the requirement for the restrictive legend described
          -------
in Section 2.1.8 hereof is no longer applicable because the Shares or the Option Shares are freely transferable under the Securities Act, the Company shall remove such legend upon request from the holder of such Shares, if such holder delivers evidence reasonably satisfactory to counsel for the Company, which evidence may include an opinion of counsel, to the effect that the transfer of such Shares is no longer restricted by the Securities Act.

     3.7  Compliance with Laws.  The Company shall, and shall cause its
          --------------------
subsidiaries to, comply in all material respects with all Applicable Law applicable to it or any of its assets or properties, including all state securities or "blue sky" laws, applicable to the sale of the Shares to the Purchaser.

     3.8  Purchaser Representative.  Within five business days following the
          ------------------------
date of the Closing (as defined) under the Option Agreement, the Purchaser shall recommend to the Secretary of the Company or the Company's nominating committee, if any, a nominee to the Board of Directors. Promptly thereafter, the Company shall notify the Purchaser whether the nominee is acceptable to a majority of the members of the Board of Directors, such acceptance not to be unreasonably withheld. If the nominee is not accepted, the Company shall provide the Purchaser with a reasonable period of time to recommend a new nominee, which nominee shall also be subject to the acceptance by a majority of the Board of Directors, such acceptance not to be unreasonably withheld or delayed. The Company agrees to cause the accepted nominee to be appointed as a member of the Board of Directors at the next regularly scheduled meeting of the Board of Directors. The Company covenants and agrees that the number of directors constituting the Board of Directors shall not be increased to a number equal to or greater than 12 without obtaining the Purchaser's prior written consent to such increase.

     3.9  Public Announcements.  Each party shall have the right to review,
          ---------------------
comment upon and approve any publicity materials, press releases or other public statements by the other party that name or otherwise identify such party or any of its affiliates or refer to, or describe any aspect of, this Agreement or the Other Transaction Documents or the transactions contemplated hereby and thereby; provided, however, that with respect to disclosure documents to be filed by
--------  -------
either party under the Exchange Act or the Securities Act, subject to the last sentence of this Section 3.9, each party shall only have the right to prior review and to comment upon the other party's documents. Each party agrees that it will not issue any such publicity materials, press releases or public statements without the prior written approval of the other party, which approval shall not be unreasonably withheld, conditioned or delayed. The Company and the Purchaser shall cooperate with each other to request confidential treatment as may be mutually agreed by them with respect to certain terms of this Agreement, the Other Transaction Documents and the transactions contemplated hereby and thereby in any filing with the SEC, any other Governmental Authority or any securities exchange or over-the-counter market.

     3.10 Lock-Up.  To the extent not inconsistent with applicable law,
          -------
the Purchaser hereby agrees that, during the period commencing on the date of the Closing and ending one year from the date of the Closing, the Purchaser shall not, without the consent of the Company sell or otherwise transfer or dispose of any Shares, including any additional shares of Common Stock owned by the Purchaser as a result of stock splits or dividends.

                                  ARTICLE IV

                             CONDITIONS PRECEDENT
                             --------------------

     4.1  Conditions Precedent to Obligations of Parties.  The respective
          ----------------------------------------------
obligations of the Purchaser, on the one hand, and the Company, on the other, to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver, at or prior to the Closing Date, of each of the following conditions:

          4.1.1  No Injunction, Etc.  There shall be no outstanding order,
                 ------------------
injunction, decree or judgment or statute, rule, regulation or administrative or executive order which restrains, enjoins, prohibits or declares illegal, or imposes or would impose damages in connection with, the consummation of the transactions contemplated by this Agreement and the Other Transaction Documents, and there shall be no action, suit or proceeding pending or threatened seeking any of the foregoing.

          4.1.2  Registration Rights Agreement.  The Company and the Purchaser
                 -----------------------------
shall have executed and delivered a Registration Rights Agreement.

          4.1.3  Option Agreement.  The Company and the Purchaser shall have
                 ----------------
executed and delivered an Option Agreement.

          4.1.4  AIM License.  The Company and the Purchaser shall have executed
                 -----------
and delivered an AIM License.

          4.1.5  Confidentiality Agreement.  The Company and the Purchaser shall
                 -------------------------
have executed and delivered an Amendment.

          4.1.6  Development Agreement.  The Company and the Purchaser shall
                 ---------------------
have executed and delivered a Development Agreement.

     4.2  Conditions Precedent to Obligations of the Company.  In addition to
          --------------------------------------------------
the conditions set forth in Section 4.1, the obligations of the Company to consummate the transactions to be consummated at the Closing are subject to the satisfaction or waiver, at or prior to the Closing Date, of each of the additional conditions set forth below:

          4.2.1  Delivery of Purchase Price.  The Purchaser shall have paid to
                 --------------------------
the Company, by wire transfer of immediately available funds to an account specified by the Company, the Purchase Price.

          4.2.2  Accuracy of Representations and Warranties.  The
                 ------------------------------------------
representations and warranties of the Purchaser contained in this Agreement (i)
                                                                             -
shall have been true and correct when made and (ii) other than any
                                                --
representation or warranty made as of a specific date shall be (x) in the case
                                                                -
of representations and warranties that are qualified as to materiality, true and correct in all respects and (y) in all other cases, true and correct in all
                             -
material respects, in the case of the clauses (x) and (y), as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

          4.2.3  Performance of Agreements.  Purchaser shall have performed in
                 -------------------------
all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions contained in this Agreement, to be performed or complied with by it prior to or at the Closing Date.

          4.2.4  Certificates.  The Company shall have received a certificate
                 ------------
from the Purchaser, dated the Closing Date, signed by an authorized signatory of Purchaser, in his capacity as an officer of Purchaser, to the effect that, to his knowledge, the conditions specified in Section 422 and Section 4.2.3 have been satisfied.

     4.3  Conditions Precedent to the Obligations of Purchaser.  In addition
          ----------------------------------------------------
to the conditions set forth in Section 4.1, the obligations of Purchaser to consummate the transactions to be consummated at the Closing are subject to the satisfaction or waiver, at or prior to the Closing Date, of each of the additional conditions set forth below:

          4.3.1  Accuracy of Representations and Warranties.  The
                 ------------------------------------------
representations and warranties of the Company contained in this Agreement (i)
                                                                           -
shall have been true and correct when made and (ii) other than any
                                                --
representation or warranty made as of a specific date, shall be (x) in the case
                                                                 -
of representations and warranties that are qualified as to materiality, true and correct and (y) in all other cases, true and correct in all material respects,
             -
in the case of the clauses (x) and (y), as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

          4.3.2  Performance of Agreements.  The Company shall have performed in
                 -------------------------
all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions contained in this Agreement, to be performed or complied with by it prior to or at the Closing Date.

          4.3.3  Certificates.  Purchaser shall have received a certificate from
                 ------------
the Company, dated the Closing Date, signed by the President or any authorized Vice President of the Company, in his capacity as an officer of the Company, to the effect that, to his knowledge, the conditions specified in Section 4.3.1 and
Section 4.3.2 have been satisfied.

          4.3.4  Opinion of Counsel for the Company.  Purchaser shall have
                 ----------------------------------
received an opinion of the Company's counsel dated the Closing Date in substantially the form set forth in Exhibit G hereto.
                                    ---------

          4.3.5  Consent.  The Company shall have delivered a Consent executed
                 -------
by the Company and Demand Holders holding at least two-thirds of the outstanding shares of Restricted Stock.

          4.3.6  Other Deliveries.  The Company shall have delivered to
                 ----------------
Purchaser at the Closing the following:

          (a) a certificate registered in the Purchaser's name representing the Shares;

          (b) a certificate of incumbency for the officers executing the documents on behalf of the Company;

          (c) a certified copy of the resolutions duly adopted by the directors of the Company and signed by the Secretary or Assistant Secretary authorizing the transactions contemplated by this Agreement;

          (d) a certificate of the Secretary or Assistant Secretary certifying that the resolutions referred to in Section 4.3.6(c) have not been rescinded, modified or withdrawn and that such resolutions are in full force and effect as of the Closing Date; and

          (e) such further certificates and documents evidencing the consummation by the Company of the transactions contemplated hereby as Purchaser shall reasonably request.

     4.4  Waiver of Conditions.  Each of the parties, in its discretion, may
          --------------------
waive, in whole or in part, at or prior to the Closing Date, the failure of satisfaction of any of the conditions precedent to its obligations set forth herein. No such waiver by either of the parties shall be effective unless made in writing.

                                   ARTICLE V

                                INDEMNIFICATION
                                ---------------

     5.1  Survival of Representations, Etc.  All statements contained in any
          --------------------------------
schedule or in any certificate delivered by or on behalf of the Company pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder. The representations and warranties of each of the Company and the Purchaser shall survive the Closing Date for a period of one year from the Closing Date. Each covenant and agreement contained in this Agreement shall survive in accordance with the specific terms thereof.

     5.2  Indemnification by Company.  Subject to Section 5.3, the Company shall
          --------------------------
indemnify the Purchaser and its affiliates and their respective officers, directors, employees, financial advisors, attorneys, accountants, agents and affiliates (collectively, the "Indemnified Parties") against, and hold each
                               -------------------
Indemnified Party harmless from, any damage, claim, loss, cost, liability or expense, including interest, penalties, reasonable attorneys' fees and the Indemnified Party's expenses of investigation, response action or remedial action (collectively, "Damages"), incident to, arising out of, in connection
                       -------
with or related to, whether directly or indirectly, any of the following:

          (a) the breach of any representation or warranty of the Company that is identified by the Purchaser prior to termination of the representation and warranty survival period set forth in Section 5.1; or

          (b) any breach by the Company of any of its covenants or agreements set forth in this Agreement,

except to the extent (but only to the extent) any such Damages are incident to, arise out of, in connection with or are related to, whether directly or indirectly, the gross negligence or willful misconduct of the Indemnified Parties. The Company's responsibility to indemnify the

Indemnified Parties in accordance with the provisions of this Section 5.2 shall not preclude the Company from asserting any claim against the Purchaser for a breach of the Purchaser's representations, warranties, covenants or agreements under this Agreement or any Other Transaction Document to the extent the Company's Damages relate to such breach of the Purchaser.

          5.3  Limitations on Liability.  The total amount of the Company's
               ------------------------
indemnification liability to the Indemnified Parties under Section 5.2 for all breaches of the Company's representations, warranties, covenants and agreements contained in this Agreement shall in each case be limited to an amount equal to the sum of (i) the Purchase Price plus (ii) the reasonable attorneys' fees and
            -                           --
other expenses of the prevailing party.

          5.4  Claims for Indemnification.  Whenever any claim shall arise for
               --------------------------
indemnification under Article V, the Indemnified Parties shall promptly notify the Company of the claim and, when known, the facts constituting the basis for such claim. In the event of any claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a third party, the notice to the Company shall specify, if known, the amount of the liability arising therefrom. The Indemnified Parties shall not settle or compromise any claim by a third party for which it is entitled to indemnification hereunder without the prior written consent of the Company. The Company shall not settle any claim by a third party for which an Indemnified Party is entitled to indemnification hereunder without obtaining a full and unconditional release against the Indemnified Party.

          5.5  Defense by Indemnifying Party.  In connection with any claim
               -----------------------------
giving rise to a right of indemnification under Article V resulting from or arising out of any claim or legal proceeding by a Person who is not a party to this Agreement, the Company, at its sole cost and expense may, upon written notice to an Indemnified Party, assume the defense of any such claim or legal proceeding, provided that (i) the counsel for the Company who shall conduct the
            --------       -
defense of such claim or legal proceeding shall be reasonably satisfactory to the Indemnified Party, (ii) the Indemnified Party shall be entitled to
                        --
participate in (but not control) the defense of any such action, with its counsel and at its own expense and (iii) the omission by any Indemnified Party
                                    ---
to give notice as provided herein of any claim as to which indemnity may be sought shall not relieve the Company of its indemnification obligations under this Agreement except to the extent such omission to give notice materially prejudices the Company; provided, further, that, if (x) the Indemnified Party
                        --------  -------            -
reasonably concludes that a conflict of interest exists with respect to the interests of any Indemnified Party and the Company or (y) if the Indemnified
                                                       -
Party may have available to it one or more defenses or counterclaims that are inconsistent with one or more of those that may be available to the Company in respect of any claim or legal proceeding relating thereto, the Indemnified Party shall have the right at all times to retain its own counsel and take over and assume control over the defense, settlement or litigation of, and negotiations relating to its own defense or the legal proceeding as it relates to the Purchaser at the sole expense of the Company. It is understood that the Company shall not, in connection with any claim or legal proceeding in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such Indemnified Parties. If the Company does not timely assume the defense of any such claim or legal proceeding resulting therefrom, (a) an Indemnified Party may defend against such claim or
                      -
legal proceeding, in such manner as it may deem appropriate, including, but not limited to, settling such claim or legal proceeding with the written consent of the Company (not to be unreasonably withheld or delayed), and
(b) the Company shall be entitled to participate in (but not control) the
 -
defense of such action, with its counsel and at its own expense.

                                  ARTICLE VI

                            TERMINATION AND DEFAULT
                            -----------------------

     6.1  General.  This Agreement may be terminated and the transactions
          -------
contemplated hereby may be abandoned at any time prior to the Closing Date, as set forth below:

          6.1.1  Mutual Consent.  This Agreement may be terminated by the mutual
                 --------------
written consent of the parties.

          6.1.2  Order or Decree.  This Agreement may be terminated by the
                 ---------------
Purchaser or the Company if any Governmental Authority shall have issued an order, decree, ruling or taken any other action restraining, enjoining or otherwise prohibiting in any material respects the transactions contemplated hereby and such order, decree, ruling or other action shall have become final and nonappealable. If any filing is required in connection with this Agreement under the HSR Act, a delay caused by a request for additional information in connection with such filing shall not constitute a basis upon which to terminate this Agreement pursuant to this Section 612.

          6.1.3  Outside Date.  This Agreement may be terminated by either party
                 ------------
(a) if the Closing shall not have occurred by June 30, 2000 (the "Outside Date")
                                                                  ------------
or (b) if one or more conditions to the other party's obligation to consummate the transactions contemplated hereby cannot be satisfied by the Outside Date; provided, however, that no party may exercise its rights under this Section
--------  -------
6.1.3 if such party is in material breach or default under this Agreement.

          6.1.4  No Material Adverse Effect.  This Agreement may be terminated
                 --------------------------
by the Purchaser if a Material Adverse Effect with respect to the Company shall have occurred.

          6.1.5  Breach.  This Agreement may be terminated by either party if
                 ------
the other party shall have breached any of its material representations or warranties or obligations under this Agreement and shall have failed to cure such breach within ten (10) days after notice of such breach from the other party.

     6.2  Procedure Upon Termination.  In the event of the termination of this
          --------------------------
Agreement, written notice thereof shall promptly be given to the other party hereto and this Agreement shall terminate, all further obligations of the parties hereunder to satisfy the conditions precedent to the Closing shall terminate, and the transactions contemplated hereby shall be abandoned without further action by any of the parties hereto.

     6.3  Effect of Termination.  Nothing in this Article VI shall relieve any
          ---------------------
party hereto of any liability for intentional or willful breach of this Agreement, including willful failure to fulfill a condition or to perform a covenant. The parties shall have no liability for termination of this Agreement for any reason other than an intentional or willful breach of this Agreement.

                                  ARTICLE VII

                                 MISCELLANEOUS
                                 -------------

          7.1  Notices.  Except as otherwise provided, all notices which are
               -------
permitted or required under this Agreement shall be in writing and shall be deemed given (i) when delivered personally, (ii) if by fax upon transmission
              -                              --
with confirmation of receipt by the receiving party's facsimile terminal, (iii)
                                                                           ---
if sent by documented overnight delivery service on the date delivered or (iv)
                                                                           --
if sent by mail, five (5) business days after being mailed by registered or certified mail, return receipt postage prepaid, addressed as follows, or to such other Person or address as may be designated by notice to the other party:

          If to the Company, to:

          Data Critical Corporation
          19820 North Creek Parkway, Suite 100
          Bothell, Washington  98011
          Attn:  Michael E. Singer
          Phone:  (425) 482-7025
          Facsimile:  (425) 482-7010
          with a copy (which shall not constitute notice) to:

          Orrick, Herrington & Sutcliffe LLP
          701 Fifth Avenue, Suite 6500
          Seattle, Washington  98104
          Attn:  Scott J. Moore
          Phone:  (206) 839-4300
          Facsimile: (206) 839-4301

          If to the Purchaser, to:

          Aether Systems, Inc.
          11460 Cronridge Drive
          Owings Mills, Maryland  21117
          Attn:  Brian W. Keane
          Phone:  (410) 654-6400
          Facsimile: (410) 654-6554

          with a copy (which shall not constitute notice) to:

          Jones, Day, Reavis & Pogue
          901 Lakeside Ave.
          Cleveland, Ohio  44114
          Attn: Christopher M. Kelly
          Phone: (216) 586-3939
          Facsimile: (216) 579-0212

          7.2  Fees and Expenses.  All expenses incurred in connection with the
               -----------------
negotiation, preparation, execution and performance of this Agreement shall be paid by the party incurring such expenses; provided, however, that (i) if this
                                           --------  -------        -
Agreement is terminated by the Purchaser for any reason other than Purchaser's breach of this Agreement, then (without limiting the Purchaser's right to recover damages pursuant to Section 6.3) the Company shall reimburse the Purchaser for the Purchaser's reasonable out of pocket expenses incurred in connection with this Agreement and (ii) the parties will share equally the
                                    --
filing fees related to any filing required under the HSR Act.

          7.3  Assignment.  This Agreement will be binding upon the parties
               ----------
hereto and will inure to the benefit of the parties hereto and their legal successors and permitted assigns. This Agreement and the transactions contemplated hereby may not be assigned or otherwise transferred, in whole or in part, by operation of law or otherwise, without the prior written consent of the other party. Any assignment in violation of this Section will be void and of no effect.

          7.4  Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, each of which when so executed and delivered, shall be an original instrument, but such counterparts together shall constitute a single agreement.

          7.5  Entire Agreement.  This Agreement, including all Exhibits and
               ----------------
Schedules hereto, and all certificates and documents executed and delivered in connection with this Agreement, including any Other Transaction Document, when executed and delivered, shall constitute the entire agreement of the parties, superseding and extinguishing all prior agreements and understandings, and negotiations between the parties relating to the subject matter hereof.

          7.6  Governing Law.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF
               -------------
THE PARTIES HEREUNDER SHALL BE GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS RULES THEREOF.

          7.7  Headings.  The headings contained in this Agreement are for
               --------
reference purposes only and shall not affect the meaning or interpretation of this Agreement.

          7.8  Severability.  Any provision of this Agreement which is invalid
               ------------
or unenforceable shall be ineffective to the extent of such invalidity or unenforceability, provided that such invalidity or unenforceability does not deny any party the material benefits of the transactions for which it has bargained, such invalidity or unenforceability shall not affect in any way the remaining provisions hereof.

          7.9  Modification and Amendment.  This Agreement may not be modified
               --------------------------
or amended except by written agreement specifically referring to this Agreement and signed by the parties hereto.

     7.10  Waiver.  No waiver of a breach or default hereunder shall be
           ------
considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

     7.11  Actions.  Each party will execute and deliver to the other, from
           -------
time to time at or after the Closing, for no additional consideration and at no additional cost to the requesting party, (without incurring any obligation to pay any money or incur any obligations or transfer or dispose of any properties or rights) such further assignments, certificates, instruments, records or other documents, assurances or things as may be reasonably necessary to give full effect to this Agreement and to allow each party fully to enjoy and exercise the rights accorded and acquired by it under this Agreement.

     7.12  Terms.  Terms used with initial capital letters will have the
           -----
meanings specified, applicable to both singular and plural forms, for all purposes of this Agreement. The words "include" and "exclude" and derivatives of those words are used in this Agreement in an illustrative sense rather than limiting sense.

           (a) "Governmental Authority" means any nation or government, any
                ----------------------
state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any government authority, agency, department, board, commission or instrumentality of the United Stated, any State of the United States or any political subdivision thereof, and any tribunal or arbitrator(s) of competent jurisdiction, and any self-regulatory organization.

           (b) "Material Adverse Effect" means any event, occurrence, fact,
                -----------------------
condition, change or effect that is materially adverse to the business, operations, results of operations, condition (financial or otherwise), assets (including intangible assets) or liabilities of the Company and its subsidiaries, taken as a whole, except (i) for such event, occurrence, fact,
                                        -
condition, change or effect that affects the digital wireless or health care industries as a whole and (ii) that a change in the trading price of the
                           --
Company's Common Stock alone shall not constitute a Material Adverse Effect.

           (c) "Option Shares" means the shares of Common Stock to be issued by
                -------------
the Company and purchased by the Purchaser in accordance with the terms of the Option Agreement.

           (d) "Person" means any natural person, firm, partnership,
                ------
association, corporation, company, trust, business trust, Governmental Authority or other entity.


                          [Execution Page Following]

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized representatives, officers or agents on the date first written above.


                                        AETHER SYSTEMS, INC.


                                        By: /s/ Brian W. Keane
                                            ------------------
                                            Name:  Brian W. Keane
                                            Title: SVP


                                        DATA CRITICAL CORPORATION


                                        By: /s/ Jeffrey S. Brown
                                            --------------------
                                            Name:   Jeffrey S. Brown
                                            Title:  President/CEO